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As filed with the Securities and Exchange Commission on November 19, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

AEROFLEX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-1974412 (I.R.S. Employer Identification No.)
35 South Service Road Plainview, New York 11803 (516) 694-6700 (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)	Michael Gorin, President Aeroflex Incorporated 35 South Service Road Plainview, New York 11803 (516) 694-6700 (Name address and telephone number, including area code, of agent for service)

Copies to:
 Nancy D. Lieberman, Esq.
Kramer, Coleman, Wactlar & Lieberman, P.C.
100 Jericho Quadrangle
Jericho, New York 11753
(516) 822-4820

        Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box ☐.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐.

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box ☐.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $.10 par value	428,275	$11.875	$5,085,765.63	$411.44

(1)
Represents the number of shares issued by the Registrant to the selling stockholder.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. Pursuant to Rule 457(c) under the Securities Act of 1933, the proposed maximum offering price of each share of the Registrant's Common Stock is estimated to be the average of the high and low sale prices of a share as of a date within five business days before the filing of this Registration Statement. Accordingly, the Registrant has used $11.875 as such price per share, which is the average of the high of $12.15 and the low of $11.60 as reported by The Nasdaq National Market on November 17, 2003.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, Dated November 19, 2003

        The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

428,275 Shares

AEROFLEX INCORPORATED

Common Stock

        The selling stockholder is selling up to 428,275 shares of common stock issued by us pursuant to a certain asset purchase agreement dated as of October 31, 2003. The shares may be offered directly, through agents on its behalf or through underwriters or dealers.

        We will bear the expenses in connection with the offering, including filing fees and our legal and accounting fees, estimated at $15,000.

        The common stock is quoted on The Nasdaq National Market under the symbol "ARXX." On November 17, 2003, the last reported sales price of the common stock on The Nasdaq National Market was $11.78.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page 1.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2003.

TABLE OF CONTENTS

RISK FACTORS	1
FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	4
PRICE RANGE OF COMMON STOCK	4
DIVIDEND POLICY	5
ABOUT AEROFLEX INCORPORATED	5
SELLING STOCKHOLDER	6
PLAN OF DISTRIBUTION	7
LEGAL MATTERS	8
EXPERTS	8
WHERE YOU CAN FIND MORE INFORMATION ABOUT US	8

        As used in this prospectus, the terms "we", "us", "our", and "Aeroflex" mean Aeroflex Incorporated and its subsidiaries, unless we specify otherwise.

        We are incorporated under the laws of the state of Delaware. Our executive offices are located at 35 South Service Road, Plainview, New York, 11803 and our telephone number is (516) 694-6700.

        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

RISK FACTORS

        You should carefully consider the factors described below and other information contained in this prospectus before making a decision to buy our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, which we currently deem immaterial or which are similar to those faced by other companies in our industry or business in general, may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of future operations could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please refer to "Forward-Looking Statements" on page 4.

The weak economic climate could adversely affect our revenues, gross margins and expenses.

        Our revenues and gross margins will depend significantly on the overall demand for microelectronic products and testing solutions, particularly in the product and service segments in which we compete. Softening demand for our products and services caused by ongoing economic weakness may result in decreased revenues, earnings levels or growth rates and problems with the saleability of inventory and realizability of customer receivables. The global economy has weakened and market conditions continue to be challenging. As a result, individuals and companies are delaying or reducing expenditures, including those for our products. We have observed effects of the global economic downturn in many areas of our business. Further delays or reductions in spending for our products could have a material adverse effect on our business, results of operations and financial condition.

Our operating results may fluctuate significantly on a quarterly basis.

        Our sales and other operating results have fluctuated significantly in the past, and we expect this trend will continue. Factors which affect our results include:

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  the timing, cancellation or rescheduling of customer estimates, orders and shipments;

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  the pricing and mix of products sold;

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  new product introductions;

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  our ability to obtain components and subassemblies from contract manufacturers and suppliers; and

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  variations in manufacturing efficiencies.

        Many of these factors are beyond our control. Historically, the fourth quarter of our fiscal year has been the strongest. In addition, we experienced a loss in the quarter ended June 30, 2002. Our performance in any one fiscal quarter is not necessarily indicative of any financial trends or future performance.

In the event that any of our customers encounter financial difficulties and fail to pay us any significant amounts owed for receivables or inventory, it would adversely effect our business, results of operations and financial condition.

        We manufacture products to customer specifications and purchase products in response to customer orders. In addition, we may commit significant amounts to maintain inventory in anticipation of customer orders. In the event that any customer for whom we maintain inventory experiences financial difficulties, we may be unable to sell such inventory at its current profit margin, if at all. In such event, our gross margins would decline. In addition, if the financial condition of any customer deteriorates resulting in an impairment of that customer's ability to pay to us amounts owed in respect of outstanding receivables, our financial condition would be adversely effected.

If we cannot continue to develop, manufacture and market innovative products and services rapidly that meet customer requirements for performance and reliability, we may lose market share and our revenues may suffer.

        The process of developing new high technology products and services is complex and uncertain, and failure to anticipate customers' changing needs and emerging technological trends accurately and to develop or obtain appropriate intellectual property could significantly harm our results of operations. We must make long-term investments and commit significant resources before knowing whether our predictions will eventually result in products that the market will accept. We must accurately forecast volumes, mix of products and configurations that meet customer requirements, and we may not succeed.

Due to the international nature of our business, political or economic changes could harm our future revenues, costs and expenses and financial condition.

        Our future revenues, costs and expenses could be adversely affected by a variety of international factors, including:

  •
  changes in a country's or region's political or economic conditions;

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  longer accounts receivable cycles;

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  trade protection measures;

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  unexpected changes in regulatory requirements;

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  differing technology standards and/or customer requirements; and

  •
  import or export licensing requirements, which could affect our ability to obtain favorable terms for components or lead to penalties or restrictions.

        A portion of our product and component manufacturing, along with key suppliers, is located outside of the United States, and also could be disrupted by some of the international factors described above.

We are exposed to foreign currency exchange rate risks that could adversely affect our business, results of operations and financial condition.

        We are exposed to foreign currency exchange rate risks that are inherent in our sales commitments, anticipated sales, and assets and liabilities that are denominated in currencies other than the United States dollar. Failure to sufficiently hedge or otherwise manage foreign currency risks properly could adversely affect our business, results of operations and financial condition.

As part of our business strategy, we may complete acquisitions or divest non-strategic businesses and product lines. These actions could adversely affect our business, results of operations and financial condition.

        As part of our business strategy, we engage in discussions with third parties regarding, and enter into agreements relating to, possible acquisitions, strategic alliances, ventures and divestitures in order to manage our product and technology portfolios and further our strategic objectives. In order to pursue this strategy successfully, we must identify suitable acquisition, alliance or divestiture candidates, complete these transactions, some of which may be large and complex, and integrate acquired companies. Integration and other risks of acquisitions and strategic alliances can be more pronounced for larger and more complicated transactions, or if multiple acquisitions are pursued simultaneously. The integration of our recent acquisitions of the Racal Instruments Wireless Solutions Group, MCE Technologies, Inc. and the business of Celerity Systems Incorporated (CA) may make the completion and integration of subsequent acquisitions more difficult. However, if we fail to identify and complete these transactions, we may be required to expend resources to internally develop products and technology or may be at a competitive disadvantage or may be adversely affected by negative market perceptions, which may have a material effect on our revenues and selling, general and administrative expenses taken as a whole.

        Acquisitions and strategic alliances may require us to integrate with a different company culture, management team and business infrastructure and otherwise manage integration risks. Even if an acquisition or alliance is successfully integrated, we may not receive the expected benefits of the transaction. Managing acquisitions, alliances and divestitures requires varying levels of management resources, which may divert management's attention from other business operations. Acquisitions, including abandoned acquisitions, also may result in significant costs and expenses and charges to earnings. As a result, any completed, pending or future transactions may contribute to financial results differing from the investment community's expectations in a given quarter.

In order to be successful, we must retain and motivate key employees, and failure to do so could seriously harm us.

        In order to be successful, we must retain and motivate executives and other key employees, including those in managerial, technical, marketing and information technology support positions. In particular, our product generation efforts depend on hiring and retaining qualified engineers. Attracting and retaining skilled workers and qualified sales representatives is also critical to us. Experienced management and technical, marketing and support personnel in the microelectronics and test solutions industries are in demand and competition for their talents is intense. Employee retention may be a particularly challenging issue following our recent acquisitions. We also must continue to motivate employees and keep them focused on our strategies and goals, which may be particularly difficult due to the potential distractions related to integrating the acquired operations.

Terrorist acts and acts of war may seriously harm our business, revenues, expenses and financial condition.

        Terrorist acts or acts of war (wherever located around the world) may cause damage or disruption to us, our employees, facilities, partners, suppliers, distributors and resellers, and customers, which could significantly impact our revenues, expenses and financial condition. The terrorist attacks that took place in the United States on September 11, 2001 were unprecedented events that have created many economic and political uncertainties, some of which may materially harm our business and results of operations. The potential for future terrorist attacks, the national and international responses to terrorist attacks, and other acts of war or hostility have created many economic and political uncertainties, which could adversely affect our business and results of operations in ways that cannot presently be predicted. In addition, as a company with headquarters and significant operations located in the United States, we may be impacted by actions against the United States. We will be predominantly uninsured for losses and interruptions caused by terrorist acts and acts of war.

Our stock price has historically fluctuated and may continue to fluctuate.

        Our stock price, like that of other technology companies, can be volatile. Some of the factors that can affect our stock price are:

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  the announcement of new products, services or technological innovations by us or our competitors;

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  quarterly increases or decreases in our revenue or earnings;

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  changes in quarterly revenue or earnings estimates by the investment community; and

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  speculation in the press or investment community about our strategic position, financial condition, results of operations, business or significant transactions.

        General market conditions and domestic or international macroeconomic and geopolitical factors unrelated to our performance may also affect our stock price. For these reasons, investors should not rely solely on recent trends to predict future stock prices or financial results. In addition, following periods of volatility in a company's securities, securities class action litigation against a company is sometimes instituted. This type of litigation could result in substantial costs and the diversion of management time and resources.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we have filed with the Securities and Exchange Commission which we have referenced under "Where You Can Find More Information About Us" on page 8 contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our judgment regarding future events. Although we would not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy and actual results may differ materially from those we anticipated due to a number of uncertainties, many of which we are not aware. We urge you to consider the risks and uncertainties discussed under "Risk Factors" and elsewhere in this prospectus and in the other documents filed with the Commission in evaluating our forward-looking statements. We have no plans to update our forward-looking statements to reflect events or circumstances after the date of this prospectus. We generally identify forward-looking statements with the words "believe", "intend," "plan," "expect," "anticipate," "estimate," "will," "should" and similar expressions.

USE OF PROCEEDS

        We will not receive any of the proceeds of this offering.

PRICE RANGE OF COMMON STOCK

        Our common stock is traded on The Nasdaq National Market under the symbol "ARXX." The following table sets forth, for the fiscal periods indicated, the high and low closing sales prices of our common stock as reported by The Nasdaq National Market.

	High	Low
Fiscal Year Ended June 30, 2002
First Quarter	$12.09	$7.00
Second Quarter	19.53	10.85
Third Quarter	21.18	9.37
Fourth Quarter	15.02	6.95
Fiscal Year Ended June 30, 2003
First Quarter	$8.01	$3.36
Second Quarter	8.20	4.50
Third Quarter	8.41	5.03
Fourth Quarter	7.87	4.82
Fiscal Year Ending June 30, 2004
First Quarter	$10.38	$7.41
Second Quarter (through November 17, 2003)	13.02	8.16

        On November 17, 2003, the last reported sales price of our common stock, as reported by The Nasdaq National Market, was $11.78 per share. As of November 17, 2003, there were approximately 650 holders of record of our common stock.

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our common stock. Other than a two-for-one stock split in November 2000 and a five-for-four stock split in July 2000, we have not declared or paid stock dividends on our common stock during the past four years. We intend to retain any future earnings for the development and expansion of our business and for acquisitions and so do not intend to declare or pay any cash dividends in the foreseeable future. In addition, we are a party to a revolving credit agreement which prohibits us from paying cash dividends.

ABOUT AEROFLEX INCORPORATED

        We use our advanced design, engineering and manufacturing abilities to produce microelectronic and testing solutions. We have built our businesses through acquisitions and internal product development. Our products are used in the aerospace, defense, wireless and satellite communications markets. We also design and manufacture motion control systems and shock and vibration isolation systems which are used for commercial, industrial and defense applications.    Our operations are grouped into three segments:

  •
  microelectronic solutions

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  test solutions

  •
  isolator products

        Our microelectronic solutions segment has been designing, manufacturing and selling state-of-the-art microelectronics for the electronics industry since 1974. We built this segment's business primarily through various acquisitions, as follows:

  •
  In January 1994, we acquired substantially all of the net operating assets of the microelectronics division of Marconi Circuit Technology Corporation, which manufactures a wide variety of microelectronic assemblies.

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  In March 1996, we acquired MIC Technology Corporation (now Aeroflex Pearl River, Inc.) which designs, develops, manufactures and markets microelectronic products in the form of passive thin film circuits and interconnects. Effective July 1, 1997, Aeroflex Pearl River, Inc. acquired certain equipment, inventory, licenses for technology and patents of two of Lucent Technologies' telecommunications component units—multi-chip modules and film integrated circuits. These units manufacture microelectronic modules and interconnect products.

  •
  In February 1999, we acquired all of the outstanding stock of UTMC Microelectronic Systems, Inc. (now Aeroflex Colorado Springs, Inc.), consisting of UTMC's integrated circuit business. That operation designs and supplies radiation tolerant integrated circuits for defense and satellite communications.

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  In September 2000, we acquired all of the operating assets of AmpliComm, Inc.(merged into Aeroflex Plainview, Inc), which designs and develops amplifiers used by aerospace/defense and communications systems manufacturers.

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  In September 2003, we acquired all of the outstanding stock of MCE Technologies, Inc. MCE designs, manufactures and markets a broad range of devices, components and subsystems that are used in defense related applications, as well as throughout mobile and fixed wireless infrastructure equipment and related test equipment applications. MCE's products are also used in wireless broadband access, cable head-end systems, fiber optic networking, and satellite applications.

        Our test solutions segment consists of two divisions: (1) instruments and (2) motion control products, including the following product lines:

  •
  Comstron, a leader in radio frequency and microwave technology used in the manufacture of fast switching frequency signal generators and components, which we acquired in November 1989. Comstron is currently an operating division of Aeroflex Plainview, Inc., one of our wholly-owned subsidiaries.

  •
  Lintek (now Aeroflex Powell, Inc.), a leader in high speed synthetic instrumentation antenna measurement systems, radar systems, transmit/receive module test systems and satellite test systems, which we acquired in January 1995.

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  Europtest, S.A. (France), which we acquired in September 1998. Europtest develops and sells specialized software-driven test equipment used primarily in cellular, satellite and other communications applications.

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  Altair, which we merged with in October 2000 in a pooling-of-interests business combination. Altair (merged into Aeroflex Powell, Inc.) designs and develops advanced object-oriented control systems software based upon a proprietary software engine.

  •
  RDL, which we acquired in October 2000. RDL (merged into Aeroflex Plainview, Inc.) designs, develops and manufactures advanced commercial communications test and measurement products and defense subsystems.

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  IFR, which we acquired in May 2002. IFR (now Aeroflex Wichita, Inc.) designs and manufactures advanced test solutions for communications, avionics and general test and measurement applications.

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  Racal Instruments Wireless Solutions Group, which we acquired in July 2003. RIWS is a leading developer, manufacturer and integrator of digital wireless testing and measurement solutions. Its products address two primary wireless applications—infrastructure testing and mobile handset testing.

  •
  In October 2003, Aeroflex Powell acquired the business of Celerity Systems Incorporated (CA), a company engaged in the development, manufacture and sale of test and measurement systems.

        Our motion control products division has been engaged in the development and manufacture of electro-optical scanning devices used in infra-red night vision systems since 1975. Additionally, it is engaged in the design, development and production of stabilization tracking devices and systems and magnetic motors used in satellites and other high reliability applications.

        Our isolator products segment has been designing, developing, manufacturing and selling severe service shock and vibration isolation systems since 1961. These devices are primarily used in defense applications. In October 1983, we acquired Vibration Mountings & Controls, Inc., which manufactures a line of off-the-shelf rubber and spring shock, vibration and structure borne noise control devices used in commercial and industrial applications. In December 1986, we acquired the operating assets of Korfund Dynamics Corporation, a manufacturer of an industrial line of heavy duty spring and rubber shock mounts.

        Approximately 37% of our sales for fiscal 2003, 43% of our sales for fiscal 2002 and 29% of our sales for fiscal 2001 were to agencies of the United States government or to prime defense contractors or subcontractors of the United States government.

SELLING STOCKHOLDER

        The following table sets forth the ownership of the selling stockholder, the number of shares of common stock beneficially owned by it, and the number of shares which may be offered for resale pursuant to this prospectus. The selling stockholder received its shares in connection with our purchase of Celerity Systems Incorporated and we are registering its shares in accordance with the terms of the purchase. Neither the selling stockholder, nor any of its officers or directors, has had any position, office or other material relationship with us or our predecessors or affiliates (excluding the business that we acquired from it prior to its acquisition) within the past three years.

        The information included below is based upon information provided by the selling stockholder. Because the selling stockholder may offer all, some or none of their shares, the "After Offering" column of the table assumes the sale of all of its shares; however, we do not know that this will actually occur.

	Number of Shares Owned
Selling Stockholder	Before Offering	After Offering
L-3 Communications Corporation	428,275	0

Total Shares	428,275	0

PLAN OF DISTRIBUTION

        On behalf of the selling stockholder, we are registering the shares of common stock issued to the selling stockholder. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

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  transactions on The Nasdaq Stock Market or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the warrants and our preferred stock and common stock may be listed or quoted at the time of sale;

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  in the over-the-counter market;

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  in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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  in connection with short sales of the shares;

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  by pledge to secure or in payment of debt and other obligations;

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  through the writing of options, whether the options are listed on an options exchange or otherwise;

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  in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

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  through a combination of any of the above transactions.

        The selling stockholder and its successors, including its transferees, pledgees or donees or their successors, may sell common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

        In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

        We entered into a registration rights agreement for the benefit of the selling stockholder to register under applicable federal and state securities laws the shares of common stock issued to the selling stockholder in connection with our purchase of the business of Celerity Systems Incorporated. The registration rights agreement provides for cross-indemnification of the selling stockholder and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the selling stockholder incident to the offering and sale of the common stock.

LEGAL MATTERS

        The validity of the issuance of the common stock offered hereby will be passed upon for us by the law firm of Kramer, Coleman, Wactlar & Lieberman, P.C., Jericho, New York. Certain members of the firm own an aggregate 1,800 shares of our common stock. For the year ended June 30, 2003, we paid approximately $488,000 in legal fees to the firm.

EXPERTS

        The consolidated financial statements and schedule of Aeroflex Incorporated and subsidiaries as of June 30, 2003 and 2002, and for each of the years in the three-year period ended June 30, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C., 20549, and at the SEC's public reference rooms in Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's Website at "http://www.sec.gov."

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the shares to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information about us and the shares, you should refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. You may obtain a copy of the registration statement, or any of our other filings with the SEC, from the SEC's principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or you may examine the registration statement without charge at the offices of the SEC described above.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under

Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. The documents we are incorporating by reference are:

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  Our annual report on Form 10-K for our fiscal year ended June 30, 2003;

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  Our quarterly report on Form 10-Q for our fiscal quarter ended September 30, 2003;

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  Our proxy statement filed on October 6, 2003;

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  The description of our common stock contained in the registration statement on Form 8-A (File No. 0-02324), including all amendments or reports filed for the purpose of updating such description.

        We also incorporate by reference each of the following documents that we file with the SEC after the date of this prospectus until the particular offering is completed or after the date of the initial registration statement and prior to the effectiveness of the registration statement:

  •
  Reports filed under Section 13(a) and (c) of the Exchange Act;

  •
  Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

  •
  Any reports filed under Section 15 of the Exchange Act.

        You may request a copy of these filings at no cost, by writing or telephoning our Secretary at the following address:

Aeroflex Incorporated
35 South Service Road
Plainview, New York 11803
(516) 694-6700

In addition, we make available free of charge on our website at www.Aeroflex.com our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) under the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

SEC Registration Fee	$412
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	5,000
Miscellaneous	4,588

Total	$15,000

Item 15.    Indemnification of Directors and Officers

        Under provisions of the By-Laws of the Company, each person who is or was a director or officer of the Company may be indemnified by the Company to the full extent permitted or authorized by the General Corporation Law of Delaware.

        Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Company, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

        If unsuccessful in defense of a third-party civil suit or if a criminal suit is settled, such a person may be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgements, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

        If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person may be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable in such suit for negligence or misconduct in the performance of his duty to the Company, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

        The Company and its officers and directors of the Company are covered by officers and directors liability insurance. The Company has entered into Indemnification Agreements with certain of its officers and directors. The Agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee.

Item 16.    Exhibits

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-46689))
5.	Opinion of Kramer, Coleman, Wactlar & Lieberman, P.C.
23.1	Consent of KPMG LLP
23.2	Consent of Kramer, Coleman, Wactlar & Lieberman, P.C. (included in Exhibit 5 hereof)
24	Powers of Attorney (included in the signature pages hereof)

II-1

Item 17.    Undertakings

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)
That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Act"), each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report to security holders that is specifically incorporated by reference in the prospectus and to provide such interim financial information.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plainview, New York on the 19th day of November, 2003.

Aeroflex Incorporated
By:	/s/ HARVEY R. BLAU Harvey R. Blau Chairman of the Board

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on November 19, 2003 by the following persons in the capacities indicated. Each person whose signature appears below also constitutes and appoints Harvey R. Blau and Michael Gorin, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ HARVEY R. BLAU Harvey R. Blau	Chairman of the Board (Chief Executive Officer)
/s/ MICHAEL GORIN Michael Gorin	President and Director (Chief Financial Officer and Principal Accounting Officer)
/s/ LEONARD BOROW Leonard Borow	Executive Vice President, Secretary and Director (Chief Operating Officer)
/s/ PAUL ABECASSIS Paul Abecassis	Director
/s/ MILTON BRENNER Milton Brenner	Director
/s/ ERNEST E. COURCHENE, JR. Ernest E. Courchene, Jr.	Director
/s/ DONALD S. JONES Donald S. Jones	Director
/s/ EUGENE NOVIKOFF Eugene Novikoff	Director
/s/ MICHAEL A. NELSON Michael A. Nelson	Director
/s/ JOSEPH POMPEO Joseph Pompeo	Director
/s/ JOHN L. SMUCKER John L. Smucker	Director

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TABLE OF CONTENTS
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
PRICE RANGE OF COMMON STOCK
DIVIDEND POLICY
ABOUT AEROFLEX INCORPORATED
SELLING STOCKHOLDER
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
POWER OF ATTORNEY